SPVUL COMPENSATION - COMPANION


BROKER DEALER DISTRIBUTION

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                               Maximum Commissions      Renewal Commission on
                  Issue Age  For Years 1&2 Premiums  Premiums Policys Years 3-10
                  --------------------------------------------------------------
                    0-75              7.00%                     0.50%
Total Commissions   76-80             6.00%                     0.50%
                    81-90             3.00%                     0.50%
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A trailer  compensation  option is available to  Broker-Dealers,  the percent of premium commissions are lowered .25% for each trailer compensation of .05% of account value.



CAPTIVE AGENT DISTRIBUTION

AGENTS
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                                Maximum Commissions     Renewal Commission on
                   Issue Age  For Years 1&2 Premiums Premiums Policys Years 3-10
                   -------------------------------------------------------------
Total Commissions    0-80              3.00%                    0.50%
                     81-90             1.50%                    0.50%
--------------------------------------------------------------------------------

MANAGERS (GMS AND DSMS)
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                               Maximum Commissions      Renewal Commission on
                  Issue Age  For Years 1&2 Premiums  Premiums Policys Years 3-10
                  --------------------------------------------------------------
Total Commissions   0-80              0.18%                     0.18%
                    81-90             0.09%                     0.09%
--------------------------------------------------------------------------------